UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009
SMITH MICRO SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
51 Columbia
Aliso Viejo, California 92656
(Address of principal executive offices including Zip Code)
(949) 362-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 9, 2009, Smith Micro Software, Inc., a Delaware corporation (“Smith Micro”), Mobility Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Smith Micro (“Sub”), Core Mobility, Inc., a Delaware corporation (“Core Mobility”), Konstantin Othmer, as stockholders’ agent, and the founders of Core Mobility (the “Founders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).
     Subject to the terms and conditions of the Merger Agreement, upon the filing of a certificate of merger with the Delaware Secretary of State, Sub will be merged with and into Core Mobility, with Core Mobility surviving the Merger as a wholly-owned subsidiary of Smith Micro (the “Merger”).
     The Merger Agreement provides that Smith Micro will pay at the closing of the Merger consideration of $10 million in cash and 700,000 shares of Smith Micro common stock. In addition, Smith Micro will pay additional cash consideration, not to exceed $1.93 million, contingent upon the Core Mobility business achieving certain milestone deliverables for product development and deployment. Smith Micro plans to issue the shares of common stock pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
     Consummation of the Merger is subject to, among other conditions, (i) approval of the Merger by Core Mobility’s stockholders, (ii) the continued accuracy of representations and warranties and the performance of covenants and obligations, (iii) receipt of required approvals and certain third-party consents, (iv) the absence of a material adverse effect with respect to Core Mobility and (v) the resolution of certain outstanding payment matters. The Merger Agreement contains customary termination rights, and the parties have agreed to certain pre-closing and post-closing covenants.
     In the Merger Agreement, Smith Micro, Sub, Core Mobility and the Founders made certain customary representations and warranties. Core Mobility’s stockholders will indemnify Smith Micro and Sub for, among other things, inaccuracies in the representations and warranties, breaches of covenants, any currently due liabilities that remain outstanding following closing and certain third-party claims. As security for these indemnity obligations, Smith Micro will retain approximately $3.0 million of the Merger consideration (the “Holdback”). Subject to any outstanding indemnity claims, 50% of the Holdback will be released eight months following the closing of the Merger and the remaining amount of the Holdback will be released one year from the closing.
     On September 14, 2009, Smith Micro issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1      Press Release, issued by Smith Micro Software, Inc. on September 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: September 14, 2009	By:	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, issued by Smith Micro Software, Inc. on September 14, 2009.